Exhibit 99.1

[PolyOne® Logo]

N E W S   R E L E A S E

For immediate release

PolyOne Reduces Earnings Outlook for Second-Quarter 2003

• North American demand shows no seasonal pickup • Higher raw material costs squeeze product margins • Company reduces expectations for Resin & Intermediates segment results

CLEVELAND – July 9, 2003 – PolyOne Corporation (NYSE: POL), a leading global polymer services company, announced today that it expects to report an after-tax loss before special items between $3.5 million and $5.5 million, or $0.04 to $0.06 per dilutive share, for second-quarter 2003. Special items will consist primarily of restructuring costs. PolyOne projects that the special items will increase the net loss by approximately $0.03 to $0.04 per dilutive share.

“The slow demand we observed in our North American sales for April continued into May and June, when we normally experience seasonal pickup,” said Thomas A. Waltermire, PolyOne chairman and chief executive officer. “The decline in demand has been broad based and appears consistent with other views of the U.S chemical industry and U.S. industrial production overall. In fact, the U.S. Industrial Production Index (less the high-tech component) is below the trough level we experienced in the fourth quarter of 2002.”

In its first-quarter 2003 earnings release, PolyOne projected that second-quarter revenues would improve seasonally compared with first-quarter 2003, but would not equal the 12 percent sequential increase over the comparable 2002 period. It now appears that sales in the second quarter of 2003 will be approximately 1 percent above first-quarter 2003 sales of $646 million and below the second-quarter 2002 level of $671 million.

PolyOne projects that Performance Plastics segment sales will be up modestly in the second quarter versus the first quarter of 2003, led by North American Vinyl Compounds and International Plastic Compounds and Colors. The Elastomers & Performance Additives and Distribution segments are projected to show sequential revenue decrease.

The Company expects reduced margins in its North American Performance Plastics operations. Raw material costs rose sharply in second-quarter 2003, more than offsetting selling price increases implemented in most business operations.

In the first-quarter 2003 outlook commentary, PolyOne estimated that its Resin & Intermediates segment, which comprises principally the Oxy Vinyls, LP and SunBelt Chlor-Alkali equity joint ventures, would realize an operating income improvement of $10 million to $13 million in second-quarter 2003 compared with second-quarter 2002. The Company now estimates that the improvement will be between $6 million and $7 million. This revised estimate is due primarily to lower-than-anticipated polyvinyl chloride resin shipments coupled with unrealized anticipated market selling prices and higher-than-anticipated costs for natural gas and ethylene.

The Company anticipates that second-quarter 2003 operating income before special charges will increase $0.5 million to $3.5 million over the preceding quarter, but will be well below the second-quarter 2002 level.

As a result of the $300 million debt issuance in early May 2003 and the restructuring of PolyOne’s short-term borrowing facilities, interest expense will be higher by approximately $5 million, or $0.03 per share.

Company Results Mirror U.S. Industrial Production

PolyOne’s North American sales trends historically have shown a general correlation with the U.S. Industrial Production Index, less the high-tech component. After a modest increase in the first half of 2002, the index started declining in third-quarter 2002 and, despite an increase in January 2003, trended downward through May 2003. (See index chart by using the following hyperlink to PolyOne’s Web site: http://www.polyone.com/corp/invest/USIndustrialProduction.pdf)

PolyOne Second-Quarter 2003 Earnings Release and Conference Call

PolyOne will release its second-quarter 2003 results after the close of business on July 29, 2003, and host a conference call at 9 a.m. Eastern time on July 30, 2003. The conference dial-in number is 888-489-0038 (domestic) or 706-643-1611 (international), conference topic: PolyOne Earnings Call. Replay number is 800-642-1687 (domestic) or 706-645-9291 (international). The conference ID for the replay is 6571857. The call will be broadcast live and then via replay for two weeks on the Company’s Web site: www.polyone.com.

About PolyOne

PolyOne Corporation, with revenues approximating $2.5 billion, is an international polymer services company with operations in thermoplastic compounds, specialty resins, specialty polymer formulations, engineered films, color and additive systems, elastomer compounding and thermoplastic resin distribution. Headquartered in Cleveland, Ohio, PolyOne has employees at manufacturing sites in North America, Europe, Asia and Australia, and joint ventures in North America, South America, Europe, Asia and Australia. Information on the Company’s products and services can be found at www.polyone.com.

PolyOne Media & Investor Contact:	Dennis Cocco Vice President, Investor Relations & Communications 216.589.4018

Forward-Looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance or results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to: (1) an inability to achieve or delays in achieving estimated and actual savings related to restructuring programs; (2) delays in achieving or inability to achieve the Company’s strategic value capture initiatives, including cost reduction and employee productivity goals, or achievement of less than the anticipated financial benefit from the initiatives; (3) the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks; (4) changes in U.S., regional or world polymer and/or rubber consumption growth rates affecting the Company’s markets; (5) changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which the Company participates; (6) fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles; (7) production outages or material costs associated with scheduled or unscheduled maintenance programs; (8) costs or difficulties and delays related to the operation of joint venture entities; (9) lack of day-to-day operating control, including procurement of raw materials, of equity or joint venture affiliates; (10) partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of the Company; (11) an inability to launch new products and/or services that strategically fit the Company’s businesses; (12) the possibility of goodwill impairment; (13) an inability to maintain any required licenses or permits; (14) an inability to comply with any environmental laws and regulations; (15) a delay or inability to achieve targeted debt levels through divestitures or other means.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-Q, 8-K and 10-K reports to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. (Ref. #703)

###